LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


The undersigned hereby constitutes and appoints each of Jack A. VanWoerkom, L. Briley Brisendine, Jr., Stacy S. Ingram and Rita L. Fadell, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of The Home Depot, Inc. (the "Company"), reports on
Form 3, Form 4 and Form 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such report on Form 3, Form 4 or Form 5, complete and execute any amendment or amendments thereto, and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of either such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or liabilities that may arise under, Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports on Form 3, Form 4 and Form 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of May, 2009.

/s/ F. Duane Ackerman
____________________________________
Signature


F. Duane Ackerman
_____________________________________
Print Name




STATE OF GEORGIA

COUNTY OF COBB



	On this 28th day of May, 2009, F. Duane Ackerman, personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                         /s/ Tarrah D. Gales
                                         _________________________________
                                         Notary Public


                                         Tarrah D. Gales
                                         _________________________________
                                         My Commission Expires: 06/04/2009